Exhibit 99.1

Great Elm Group Reports FISCAL 2024 FIRST QUARTER

financial resulTs

Company to Host Conference Call at 8:30 a.m. ET on November 9, 2023

WALTHAM, MA, November 8, 2023 -- Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal first quarter ended September 30, 2023.

Fiscal First Quarter 2024 and Other Recent Highlights

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Fee paying assets under management totaled $451.4 million as of September 30, 2023, up 1% from June 30, 2023, and up approximately 5% year-over-year.
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Assets under management totaled $640.6 million as of September 30, 2023, up modestly from June 30, 2023, and up approximately 3% year-over-year.
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Total revenue for the first quarter grew 78% to $3.3 million, compared to $1.9 million for the prior-year period, primarily due to increased incentive fees from GECC.
•
GEG collected incentive fees for the second consecutive quarter from Great Elm Capital Corp. (“GECC”), totaling $1.3 million for the three months ended September 30, 2023.
•
Net income from continuing operations was $2.8 million for the first quarter, compared to a net loss from continuing operations of ($9.5) million in the prior-year period.
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Adjusted EBITDA for the first quarter was $1.7 million, compared to $0.7 million for the prior year period.
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As of September 30, 2023, GEG had approximately $76 million of cash and marketable securities on its balance sheet to support growth initiatives across its alternative asset management platform.
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GEG’s Board of Directors approved a stock repurchase program under which GEG is authorized to repurchase up to $10 million in the aggregate of its outstanding common stock.

Management Commentary

Jason Reese, Chief Executive Officer of Great Elm Group, stated, “As we begin our new fiscal year, we are pleased with the Company’s progress, pivoting to a streamlined business focused on alternative asset management. GECC’s continued impressive performance and successful portfolio repositioning resulted in GEG’s second consecutive quarter of incentive fees paid from GECC. At Monomoy, we continue to build upon our strong customer relationships to provide commercial real estate solutions. We added properties to our portfolio at the REIT and expanded the pipeline of build-to-suit projects at Monomoy BTS. We remain focused to further scale our core businesses, launch new fund products and utilize our strong, liquid balance sheet to deploy capital into new platform opportunities with compelling risk-adjusted returns.”

Discussion of Financial Results for the Fiscal First Quarter Ended September 30, 2023

During the three months ended September 30, 2023, GEG reported total revenue of $3.3 million, a 78% increase from $1.9 million in the prior-year period. The increase was primarily driven by the $1.3 million recognition of cash incentive fees from GECC.

During the three months ended September 30, 2023, GEG recorded net income from continuing operations of $2.8 million, compared to a net loss from continuing operations of ($9.5) million in the prior-year period.

During the three months ended September 30, 2023, GEG recorded Adjusted EBITDA of $1.7 million, compared to $0.7 million in the prior-year period.

Stock Repurchase Program

GEG’s Board of Directors approved a stock repurchase program under which GEG is authorized to repurchase up to $10 million in the aggregate of its outstanding common stock in the open market.

Fiscal 2024 First Quarter Conference Call & Webcast Information

When: Thursday, November 9, 2023, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Dollar amounts in thousands (except per share data)

ASSETS	September 30, 2023	June 30, 2023
Current assets
Cash and cash equivalents	$41,077	$60,165
Receivables from managed funds	4,073	3,308
Investments in marketable securities	34,783	24,595
Investments, at fair value (cost $44,158 and $40,387, respectively)	37,865	32,611
Prepaid and other current assets	2,935	717
Real estate under development	3,116	1,742
Total current assets	123,849	123,138
Identifiable intangible assets, net	11,839	12,115
Right-of-use assets	411	497
Other assets	143	143
Total assets	$136,242	$135,893
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$182	$191
Accrued expenses and other current liabilities	3,514	5,418
Current portion of related party payables	1,228	1,409
Current portion of lease liabilities	356	359
Total current liabilities	5,280	7,377
Lease liabilities, net of current portion	50	142
Long-term debt (face value $26,945)	25,878	25,808
Related party payables, net of current portion	-	926
Convertible notes (face value $37,912 and $37,912, including $15,395 and $15,395 held by related parties, respectively)	37,158	37,129
Other liabilities	555	669
Total liabilities	68,921	72,051

Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 31,174,605 shares issued and 29,868,909 outstanding at September 30, 2023; and 30,651,047 shares issued and 29,546,655 outstanding at June 30, 2023	30	30
Additional paid-in-capital	3,316,083	3,315,378
Accumulated deficit	(3,248,792)	(3,251,566)
Total stockholders' equity	67,321	63,842
Total liabilities and stockholders' equity	$136,242	$135,893

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Amounts in thousands (except per share data)

	For the three months ended September 30,
	2023	2022
Revenues	$3,310	$1,860
Operating costs and expenses:
Investment management expenses	2,762	1,989
Depreciation and amortization	283	294
Selling, general and administrative	1,715	1,487
Expenses of Consolidated Fund	-	46
Total operating costs and expenses	4,760	3,816
Operating loss	(1,450)	(1,956)
Dividends and interest income	1,986	1,473
Net realized and unrealized gain (loss) on investments	3,284	(6,797)
Net realized and unrealized loss on investments of Consolidated Fund	-	(16)
Interest expense	(1,062)	(1,974)
Income (loss) before income taxes from continuing operations	2,758	(9,270)
Income tax expense	-	(233)
Net income (loss) from continuing operations	2,758	(9,503)
Discontinued operations:
Net income from discontinued operations	16	964
Net income (loss)	$2,774	$(8,539)
Less: net loss attributable to non-controlling interest, continuing operations	-	(1,572)
Less: net income attributable to non-controlling interest, discontinued operations	-	1,324
Net income (loss) attributable to Great Elm Group, Inc.	$2,774	$(8,291)
Basic net income (loss) per share from:
Continuing operations	$0.09	$(0.28)
Discontinued operations	-	(0.01)
Basic net income (loss) per share	$0.09	$(0.29)
Diluted net income (loss) per share from:
Continuing operations	$0.08	$(0.28)
Discontinued operations	-	(0.01)
Diluted net income (loss) per share	$0.08	$(0.29)
Weighted average shares outstanding
Basic	29,579	28,543
Diluted	41,860	28,543

Great Elm Group, Inc.

Reconciliation from Net Income (Loss) from Continuing Operations to Adjusted EBITDA - Quarterly

Dollar amounts in thousands

	For the three months ended September 30,
	2023	2022
Net Income (Loss) from Continuing Operations - GAAP	$ 2,758	$ (9,503)
Interest expense	1,062	1,974
Income tax expense	-	233
Depreciation and amortization	283	294
Non-cash compensation	887	942
(Gain) Loss on investments	(3,284)	6,813
Transaction and integration related costs(1)	-	46
Change in contingent consideration	18	(70)
Adjusted EBITDA(2)	$ 1,724	$ 729

(1) Transaction and integration-related costs include costs to sell, acquire and integrate acquired businesses.

(2) Adjusted EBITDA for prior periods has been adjusted to include dividend income earned during such periods consistent with the methodology for September 30, 2023.